Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Acrivon Therapeutics, Inc. of our report dated August 12, 2022, except for the effects of the reverse stock split discussed in Note 17 to the consolidated financial statements, as to which the date is November 3, 2022, relating to the financial statements of Acrivon Therapeutics, Inc., which appears in Acrivon Therapeutics, Inc’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-267911).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 17, 2022